Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact: Bill Davis

Perficient, Inc.
314-995-8822
bill.davis@perficient.com

PERFICIENT, INC. REPORTS FOURTH QUARTER AND YEAR-END 2003 RESULTS

AUSTIN, Texas – January 27, 2004 – Perficient, Inc. (NASDAQ: PRFT) a leading eBusiness solutions provider to Global 3000 companies in the central United States, today reported financial results for the quarter and year ended December 31, 2003.

Financial Highlights

For the fourth quarter ending December 31, 2003:

•                  Revenue from services and software was up 34% to $7,476,973 versus $5,585,826 during the fourth quarter of 2002.  This exceeds the fourth quarter 2003 revenue guidance range of $6.0 million to $6.3 million previously provided by the company.

•                  Reported net income was $533,844 or $0.03 earnings per share compared to a net loss of ($679,199) or ($0.08) per share during the fourth quarter of 2002.

•                  Gross margin for services revenue was 45% compared to 43% in the fourth quarter of 2002. Gross margin for software revenue was 25%, compared to 7% in the fourth quarter of 2002.

•                  EBITDA (a non-GAAP measure) was up to $977,656 versus ($72,693) during the fourth quarter of 2002.

For the year ended December 31, 2003:

•                  Revenue from services and software was up 36% to $28,321,481 versus $20,794,476 during 2002.

•                  Reported net income was $1,050,032 or $0.07 earnings per share compared to a net loss of $2,395,044 or ($0.53) per share during 2002.

•                  Gross margin for services revenue was 43% in 2003 and 2002. Gross margin for software revenue was 19%, compared to 15% in 2002.

•                  EBITDA (a non-GAAP measure) was up to $3,382,405 versus ($236,060) during 2002.

“Q4 was a great close to a solid year for Perficient,” said Jack McDonald, chairman and chief executive. “We generated a record $978,000 in EBITDA, in what is typically a weak quarter due to seasonality.  Our revenue was up 34% over Q4 of 2002, in part due to strong year-end software sales.”

“On a full year basis, our revenue grew 36% in 2003 over 2002, a strong performance in a transitional market environment, and we achieved record full-year EBITDA of $3,382,000.  During 2003, we opened more than two dozen new accounts, extended relationships with recurring clients, renewed our partnership with IBM and continued to recruit and retain top-notch sales and technical talent.  In addition, we repaid $1.5 million in debt during 2003 to close the year with no amounts owed on our line of credit or capital leases.”

Other 2003 Highlights

Among other achievements in 2003, Perficient:

— Added new customer relationships and follow-on projects with leading companies including: AAA Michigan, Amdocs, Ameren UE, Anderson Corp, Anheuser-Busch, Bank of America, BIC Corporation, Boeing, CareMark, Commerce Bancshares, Exelon, Express-Scripts, GE Capital, KV Pharmaceuticals, Maytag Corporation, MetLife, Mutual Trust Life, Nestle-Purina, Paragon Life, Pioneer Seed, Prime

Therapeutics, Sheetz, ShopNBC, State of Kansas, Thrivent Financial Services, Union Bank of California, and Wells Fargo Mortgage Company.

— Developed and launched in partnership with IBM vertical portal solutions for the insurance, health care and franchise-based retail industries designed to increase efficiencies, reduce operating costs and strengthen relationships with customers, employees and business partners.

— Executed alliance agreements with leading technology companies including Mainline Information Systems, Bowstreet, Inc. and Fusion Technologies of India. All three relationships strengthen Perficient’s solution sales and implementation capabilities and open new revenue opportunities.

— Was recognized by VARBusiness magazine for the second consecutive year as a member of the VARBusiness 500, an annual listing of the top solution providers in the United States by revenue; and

— Was ranked #151 in Deloitte & Touche’s 2003 Fast500, a listing of the 500 fastest growing technology companies in North America, from 1998-2002 and #9 on the 2003 Texas Fast50.

Business Outlook

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

The company expects its Q1 2004 services and software revenue, net of reimbursed expenses, to be in the range of $6.5 million to $6.9 million, comprised of $6.1 million to $6.5 million in services revenue and $0.4 in software revenue.  It is the company’s practice to include in its revenue guidance only those software sales actually booked as of the guidance date.  The forecast range of services revenue would represent services revenue growth of 6% to 13% over the first quarter of 2003.

Conference Call Details

Perficient will host a conference call regarding fourth quarter and full year 2003 financial results today at 4:30 p.m. EST.

WHAT: Perficient Fourth Quarter and Full Year 2003 Results

WHEN: Tuesday, January 27, 2004, at 4:30 p.m. EST

CONFERENCE CALL NUMBER: 888-273-9890 (U.S. and Canada)

REPLAY TIMES: Tuesday, January 27, 2004, at 8:00 p.m. EST, through Wednesday, February 4, 2004, at 12:59 a.m. EST

REPLAY NUMBER: 800-475-6701 (U.S. and Canada) 320-365-3844 (International)

ACCESS CODE: 716689

About Perficient

Perficient is a leading provider of eBusiness solutions to Global 3000 companies in the Central United States. Perficient helps companies acquire and strengthen their customer relationships, reduce their costs and empower their employees by helping them create Enabled Enterprises™, Web-based infrastructures with dynamically-integrated business applications that extend enterprise technology assets to customers, employees, suppliers and partners. Perficient is an award-winning “Premier Level” IBM business partner and a recognized expert in IBM’s WebSphere® software. Perficient’s other partners consist of leading eBusiness technology and services providers including Microsoft, Stellent, Bowstreet, Wily Technology, Tibco, Mainline, Digex, Fusion and others. For more information about Perficient, which has more than 140 professionals in the Central US and Canada, please visit http://www.perficient.com/.

IBM and WebSphere are trademarks of International Business Machines Corporation in the United States, other countries, or both.

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Safe Harbor Statement

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This news release contains forward-looking statements that are subject to risk and uncertainties, including, but not limited to, the impact of competitive services, demand for services like those provided by the company and market acceptance risks, fluctuations in operating results, cyclical market pressures on the technology industry, the ability to manage strains associated with the company’s growth, credit risks associated with the company’s accounts receivable, the company’s ability to continue to attract and retain high quality employees, accurately set fees for and timely complete its current and future client projects, and other risks detailed from time to time in the company’s filings with Securities and Exchange Commission, including the most recent Form 10-KSB and Form 10-QSB. Our reported results may be subject to adjustments, reserves, and other items that may be identified during the normal year-end audit process.

Use of Non-GAAP Financial Information

To supplement our unaudited consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”), Perficient uses non-GAAP measures, such as EBITDA, which are adjusted from results based on GAAP to exclude certain expenses.  Perficient believes these non-GAAP financial measures are important representations of a company’s financial performance and uses such non-GAAP information internally to evaluate and manage its operations. Management has provided information regarding EBITDA to assist investors in analyzing Perficient’s financial position and results of operations. These non-GAAP measures are provided to enhance the users’ overall understanding of our financial performance, but are not intended to be regarded as an alternative to or more meaningful than GAAP measures. These non-GAAP measures presented may not be comparable to similarly titled measures presented by other companies. A reconciliation of EBITDA to income (loss) from operations and net income (loss) is included in the unaudited consolidated statements of operations.

PERFICIENT, INC.
CONSOLIDATED STATEMENT OF OPERATIONS

	Three Months Ended December 31,		Year Ended December 31,
	2002	2003	2002	2003
	(unaudited)		(unaudited)
Revenue
Services	$5,464,774	$6,152,691	$20,391,587	$24,534,617
Software	121,052	1,324,282	402,889	3,786,864
Reimbursable expenses	404,001	485,367	1,655,808	1,870,441
Total revenue	5,989,827	7,962,340	22,450,284	30,191,922

Cost of revenue
Project personnel costs	3,063,233	3,250,420	11,210,272	13,411,762
Software costs	112,692	996,847	343,039	3,080,894
Reimbursable expenses	404,001	485,367	1,655,808	1,870,441
Other project related expenses	51,843	132,356	330,100	453,412
Total cost of revenue	3,631,769	4,864,990	13,539,219	18,816,509
Gross margin	2,358,058	3,097,350	8,911,065	11,375,413

Selling, general and administrative	2,187,814	2,093,805	8,327,010	7,857,081
Stock compensation	51,131	25,889	240,688	135,927
Restructuring, severance and other	191,806	—	579,427	—
EBITDA (1)	(72,693)	977,656	(236,060)	3,382,405

Depreciation	203,676	109,893	687,570	670,436
Intangibles amortization	337,500	56,251	1,285,524	610,421
Income (loss) from operations	(613,869)	811,512	(2,209,154)	2,101,548
Interest income	930	360	17,732	3,286
Interest expense	(72,119)	(86,766)	(203,569)	(285,938)
Other	5,859	8,738	(53)	(13,459)
Income (loss) before income taxes	(679,199)	733,844	(2,395,044)	1,805,437
Provision for income taxes	—	200,000	—	755,405
Net income (loss)	$(679,199)	$533,844	$(2,395,044)	$1,050,032

Beneficial conversion charge on preferred stock	—	—	(1,672,746)	—
Accretion of dividends on preferred stock	(50,586)	(19,607)	(163,013)	(157,632)
Net income (loss) available to common stockholders	$(729,785)	$514,237	$(4,230,803)	$892,400

Basic net income (loss) per share	$(0.08)	$0.04	$(0.53)	$0.08

Diluted net income (loss) per share	$(0.08)	$0.03	$(0.53)	$0.07
Shares used in computing basic net income (loss) per share	8,877,126	12,661,899	8,041,151	10,818,417
Shares used in computing diluted net income per share	14,073,217	16,527,898	12,315,376	15,306,151

(1)  EBITDA is a non-GAAP performance measure and is not intended to be a performance measure that should be regarded as an alternative to or more meaningful than either GAAP operating income (loss) or GAAP net income (loss).  EBITDA measures presented may not be comparable to similarly titled measures presented by other companies.

PERFICIENT, INC.
CONSOLIDATED BALANCE SHEETS

	December 31, 2002	December 31, 2003
		(unaudited)
ASSETS
Current assets:
Cash	$1,525,002	$1,989,395
Accounts receivable, net	3,938,373	5,534,607
Other current assets	382,542	297,058
Total current assets	5,845,917	7,821,060
Net property and equipment	1,211,018	699,145
Net intangible assets	12,380,039	11,693,834
Other noncurrent assets	156,129	45,944
Total assets	$19,593,103	$20,259,983

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$426,686	$129,895
Line of credit	540,011	—
Other current liabilities	2,304,433	3,222,084
Current portion of capital lease obligation	235,034	—
Current portion of note payable to related party	485,477	366,920
Total current liabilities	3,991,641	3,718,899
Capital lease obligation, less current portion	334,661	—
Note payable to related party	745,318	436,258
Total liabilities	5,071,620	4,155,157
Commitments and contingencies
Stockholders’ equity:
Preferred stock	3,095	—
Common stock	10,537	14,033
Additional paid-in capital	75,993,344	76,404,568
Unearned stock compensation	(164,773)	(26,623)
Accumulated other comprehensive loss	(35,366)	(51,830)
Retained deficit	(61,285,354)	(60,235,322)
Total stockholders’ equity	14,521,483	16,104,826
Total liabilities and stockholders’ equity	$19,593,103	$20,259,983